UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

G&K Services, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	On February 21, 2005, the Registrant’s board of directors appointed Mr. Ernest J. Mrozek to its board of directors to serve as a Class III director. Mr. Mrozek has not yet been appointed to serve on any committee of the Registrant’s board of directors and the board of directors has not determined which, if any, committees on which Mr. Mrozek will serve in the future. The term of Mr. Mrozek’s directorship is scheduled to expire at the Registrant’s 2007 annual shareholders’ meeting along with the directorships of the Registrant’s other Class III directors and the Registrant presently intends to submit his appointment for ratification at the Registrant’s 2005 annual shareholders’ meeting. A copy of the press release issued on February 22, 2005 announcing Mr. Mrozek’s appointment is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated February 22, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: February 25, 2005	By:	/s/ Jeffrey L. Wright
	Name:	Jeffrey L. Wright
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 22, 2005